UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2018 (December 18, 2018)

PetroQuest Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32681	72-1440714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 232-7028

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported by PetroQuest Energy, Inc. (“PetroQuest,” the “Company,” “we,” “our,” and “us”) on November 6, 2018 (the “Petition Date”), the Company, PetroQuest Energy, L.L.C. (“PQE”) and certain of our wholly-owned direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Petition,” and the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for Southern District of Texas (the “Court”) to pursue a Chapter 11 plan of reorganization (the “Plan”) under the caption In re PetroQuest Energy Inc., et. al (Case No. 18-36322).

As previously reported, on November 6, 2018, the Company entered into a Restructuring Support Agreement (as amended, the “Restructuring Support Agreement”) with (i) holders (the “2021 Noteholders”) of 81.83% of our 10% Second Lien Secured Senior Notes due 2021 (the “2021 Notes”) issued under that certain Indenture dated as of February 17, 2016, among PetroQuest, the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee and collateral trustee thereunder, (ii) holders (the “2021 PIK Noteholders” and, together with the 2021 Noteholders, the “Supporting Noteholders”) of 84.76% of our 10% Second Lien Senior Secured PIK Notes due 2021 (the “2021 PIK Notes”) issued under that certain Indenture dated as of September 27, 2016, among PetroQuest, the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as indenture trustee and collateral trustee thereunder, and (iii) lenders, or investment advisors or managers for the account of the lenders (collectively, and any successors or permitted assigns that become party thereto, the “Supporting Lenders” and collectively with the Supporting Noteholders, the “Supporting Parties”) under our multi-draw term loan agreement, by and among PQE, PetroQuest, Wells Fargo Bank, National Association, as administrative agent, and lenders holding Term Loans (as defined therein) party thereto from time to time. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Restructuring Support Agreement.

The Restructuring Support Agreement contains certain milestones for progress of the Chapter 11 Cases (the “Milestones”). On December 18, 2018, the Debtors entered into the First Amendment to the Restructuring Support Agreement by and among the Debtors and the Supporting Parties party thereto (the “RSA Amendment”). Pursuant to the RSA Amendment, the Milestone by which (i) the Court shall enter an amended Final Cash Collateral Order was set for December 31, 2018, (ii) the Company shall have filed amended versions of the Plan and Disclosure Statement was set for January 3, 2019, (iii) the Court shall enter an order finally approving the disclosure statement with respect to the Plan was set for January 7, 2019, (iv) the Confirmation Order shall be entered by the Court was extended from December 21, 2018 to January 31, 2019 and (v) the Effective Date shall occur was extended from December 31, 2018 to February 8, 2019. The definition of a “Company Termination Event” was also amended to extend the date by which the Effective Date shall occur from December 31, 2018 to February 8, 2019.

In connection with the RSA Amendment, on December 20, 2018, the Company filed the Debtors’ First Amended Chapter 11 Plan of Reorganization (the “First Amended Plan”) and the Second Amended Disclosure Statement (the “Second Amended Disclosure Statement” and together with the First Amended Plan, the “Revised Plan and Disclosure Statement”) with the Court.

The Revised Plan and Disclosure Statement provide, among other things, for the modification of the treatment of certain claims and interests under the Revised Plan. Under the Revised Plan:

•

Holders of claims relating to the 2021 Notes will be allowed in the aggregate amount of $9,427,000, plus any accrued and unpaid interest thereon payable through the Petition Date. Each holder of 2021 Notes will receive (i) its pro rata share of 100% of the common stock in the reorganized company (the “New Equity”) on account of such claims, subject to (x) dilution from the issuance of New Equity in connection with the long-term management incentive plan for the reorganized Debtors (the “Management Incentive Plan”) and (y) the New Equity payable to the parties backstopping the Exit Facility (the “Put Option Premium”), and (ii) its pro rata share of $80 million in 10% Secured PIK Notes due 2024 (the “New PIK Notes”); such pro rata share of the New Equity and the New PIK Notes calculated by including the $275,045,768 (plus any accrued and unpaid interest through the Petition Date) of claims relating to the 2021 PIK Notes as claims that will share pro rata in 100% of the New Equity, subject to (x) dilution from the issuance of New Equity in connection with the Management Incentive Plan and (y) the Put Option Premium, and $80 million in New PIK Notes.

•

Holders of claims relating to the 2021 PIK Notes will be allowed in the aggregate amount of $275,045,768, plus any accrued and unpaid interest thereon payable through the Petition Date. Each holder of 2021 PIK Notes will receive (i) its pro rata share of 100% of the New Equity on account of such claims, subject to (x) dilution from the issuance of New Equity in connection with the Management Incentive Plan and (y) the Put Option Premium, and (ii) its pro rata share of $80 million in New PIK Notes; such pro rata share of the New Equity and the New PIK Notes calculated by including the $9,427,000 (plus any accrued and unpaid interest through the Petition Date) of claims relating to the 2021 Notes as claims that will share pro rata in 100% of the New Equity, subject to (x) dilution from the issuance of New Equity in connection with the Management Incentive Plan and (y) the Put Option Premium, and $80 million in New PIK Notes.

•

Holders of deficiency claims relating to the 2021 Notes and the 2021 PIK Notes will be included in the treatment of all other general unsecured claims. Previously, holders of such deficiency claims would have agreed to waive any distribution relating to such claims if the holders of the unsecured claims voted to accept the Plan. The holders of general unsecured claims will receive their pro rata share of $400,000 (less the reasonable out of pocket expenses of the claims administrator), except to the extent that the holder of an allowed general unsecured claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release or discharge of each allowed general unsecured claim.

Copies of the RSA Amendment, the First Amended Plan and the Second Amended Disclosure Statement are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K. The foregoing description of the RSA Amendment, the First Amended Plan and the Second Amended Disclosure Statement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the RSA Amendment, the First Amended Plan and the Second Amended Disclosure Statement.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Current Report on Form 8-K are forward looking statements. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.

Among those risks, trends and uncertainties are: (i) the Company’s ability to obtain Court approval with respect to motions or other requests made to the Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession; (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization; (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents; (iv) Court rulings in the Chapter 11 Cases in general;

(v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization; (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (viii) increased advisory costs to execute the Company’s reorganization; (ix) the impact on the Company’s ability to access the public capital markets; and (x) other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment to Restructuring Support Agreement, dated as of December 18, 2018.

10.2	Debtors’ First Amended Chapter 11 Plan of Reorganization dated December 20, 2018.

10.3	Second Amended Disclosure Statement dated December 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2018

PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer